Exhibit 23.1


       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated
February 23, 1995 included in the UAL Corporation
Annual Report on Form 10-K for the year ended December
31, 1994, as amended, and of our report dated May 26, 1995 included in the United Air Lines, Inc. Flight
Attendant 401(k) Retirement Savings Plan Annual Report on Form 11-K for the year ended November 30, 1994, and to all references to our Firm included in this Registration
Statement on Form S-8.


                                   /s/ Arthur Andersen LLP

                                   Arthur Andersen LLP




Chicago, Illinois
September 19, 1995